SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2002

AAF-MCQUAY INC.
(Exact name of registrant as specified in its charter)

Delaware	33-80701	41-0404230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10300 Ormsby Park Pl. Ste 600, Louisville, Kentucky		40223
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 637-0011

ITEM 5. OTHER EVENTS

On December 5, 2002, AAF-McQuay Inc. announced that it has entered into a $170 million Bank Credit Agreement which will be used to refinance its existing $100 million Bank Credit Facility and to retire its Senior Unsecured Notes that come due in February 2003.  A copy of the Company’s press release is attached as Exhibit 99(a).

ITEM 7. EXHIBITS

Exhibit Number                Description of Exhibits

99(a)                                Press Release dated December 5, 2002

99(b)                                Credit Areement dated December 5, 2002 with Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2002	By:	/s/ Bruce D. Krueger
Bruce D. Krueger
Vice President of Finance and Chief Financial Officer (Principal Financial and Chief Accounting Officer)

EXHIBIT INDEX

Exhibit Number                   Description of Exhibits

99(a)                                       Press Release dated December 5, 2002

99(b)                                      Credit Agreement dated December 5, 2002 with Bank of America, N.A.